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                                 Exhibit A(5)(d)

                            NORTHWESTERN MUTUAL LIFE
                            720 EAST WISCONSIN AVENUE
                           MILWAUKEE, WISCONSIN 53202


JOHN G GIANGREGORIO                           DECEMBER 28. 1994
8 CHURCH ST
BOSTON MA 02116                               RE: VL13 194 787
                                                  JOHN G GIANGREGORIO
                                                  VARIABLE WHOLE LIFE
                                                  WITH ADDITIONAL PROTECTION

                          NOTICE OF CANCELLATION RIGHT

In order to comply with the laws administered by the Securities and Exchange Commission, we are sending you this notice. Please read it carefully.

You have recently purchased a variable life insurance policy from Northwestern Mutual Life. The benefits of this policy depend on the investment experience of Northwestern Mutual Variable Life Account. The prospectus that was given to you at the time of sale describes the account and gives an illustration reflecting various investment performances

You have the right to examine and cancel this policy. Upon its return, you are entitled to a full refund of all premiums paid. The cancellation deadline is the latter of:
     1. 10 days after you have received the policy.

     2. 45 days from DECEMBER 28, 1994, the date you completed part 1 of the application.

     3. 10 days after receipt of this notice.

In determining whether or not to exercise your right, you should consider, along with other factors, the projected cost and your ability to make the scheduled premium payments as stated in your policy. Please consult and review the prospectus you have received. The prospectus describes the deductions from premiums before amounts are allocated to the Account mentioned above. These are:

        Annual administrative charges of $84 plus 12 cents per $1,000 of Minimum Guaranteed Death Benefit and Additional Protection.

        An annual risk charge of 12 cents per $1,000 of Minimum Guaranteed Death Benefit.

        A deduction for sales load of 4.5% of premium.

        A deduction for taxes attributable to premiums of 3.5% of premium.

If you decide to cancel your policy, complete the form on the reverse side and return it along with your policy. The postmark of the returned policy must be on or before the deadline described above.

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                   VARIABLE LIFE INSURANCE CANCELLATION INSTRUCTIONS
                                 PLEASE READ CAREFULLY

If after reading the Notice of Cancellation Right on the reverse side you decide to return your policy for cancellation you must:

     1. Sign and date the bottom of this form.

     2. Mail this notice together with your policy to either

      YOUR AGENT:                    OR            THE HOME OFFICE:

      JAMES KATTANY, CLU                           NORTHWESTERN MUTUAL LIFE
      2000 W PARK DR                               NEW BUSINESS DEPARTMENT
      WESTBOROUGH MA 01581                         720 EAST WISCONSIN AVENUE
                                                   MILWAUKEE, WI 53202

    3. The postmark of the envelope must be on or before the latest date permitted for cancellation as described on the reverse side.

    4. Please check the box at the bottom if you have not yet received your policy when mailing this form.

________________________________________________________________________________

                  TO BE FILLED OUT BY OWNER IF CANCELLATION IS DESIRED

TO:     Northwestern Mutual Life
        New Business Department
        Eastern Region

Pursuant to the terms of the Notice of Cancellation Right printed on the reverse side of these instructions, I hereby return the policy numbered below for cancellation and request full refund of the premium paid. I release Northwestern Mutual Life from any claims in connection with the sale or issuance of this policy, and acknowledge that Northwestern Mutual Life's only liability is the refund of the premium paid for the policy.


-------------------------------                       --------------------------
Date of Signature                                     Signature of Policy Owner

-------------------------------                       VL13 194 787
Date of Receipt of                                    -------------
Your Policy And This                                  Policy Number
Notice of Cancellation
Right
                                                      --------------------------
                                                      Name of Insured
                                                      (if other than the Owner)

|_| I have not yet received the policy. Should it be received, I will return it to Northwestern Mutual Life.

                                                      --------------------------
                                                      Signature of Agent

                                                      --------------------------